Exhibit (14)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Pre-effective Amendment No. 1 to the Registration Statement on Form N-14 of SunAmerica Series, Inc. as filed with the Securities and Exchange Commission on or about May 15, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

May 15, 2013